Exhibit 99.1

Contact: Dan Cravens

480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS HIGHEST QUARTERLY PROFIT IN COMPANY HISTORY

Highlights of US Airways Group, Inc.’s (the Company) second quarter 2012 results:

•

The Company reported a record second quarter net profit excluding net special charges of $321 million, or $1.61 per diluted share. This is a 203 percent increase versus the Company’s second quarter 2011 net profit excluding net special charges of $106 million, or $0.56 per diluted share.

•

On a GAAP basis, the Company reported record net profit for the second quarter 2012 of $306 million, or $1.54 per diluted share. This is 233 percent above the second quarter 2011 net profit of $92 million, or $0.49 per diluted share. It is also the highest quarterly profit in company history.

•

The Company accrued $33 million during the quarter for its annual employee profit sharing program. In addition, through May US Airways’ employees earned approximately $10 million in operational incentive payouts related to the Company’s outstanding operational performance.

TEMPE, Ariz., July 25, 2012 — US Airways Group, Inc. (NYSE: LCC) today reported its second quarter 2012 financial results. For the second quarter 2012, net profit excluding net special charges was a record $321 million, or $1.61 per diluted share versus $106 million, or $0.56 per diluted share in the Company’s second quarter 2011. On a GAAP basis, the Company reported a record net profit of $306 million for its second quarter 2012, or $1.54 per diluted share, compared to a net profit of $92 million, or $0.49 per diluted share, for the same period in 2011.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

US Airways Group, Inc. Chairman and CEO Doug Parker stated, “We are extremely pleased to report the highest quarterly profit in our company’s history. Consumer demand for our product remained strong during the second quarter, resulting in record revenue, passenger yields, and unit revenue performance.

“These results speak volumes about the collective efforts of our 32,000 employees, who continue to run an outstanding airline for our customers. Thanks to their hard work, we have set numerous Company records in operating reliability, including our best-ever year-to-date performance in on-time arrivals, baggage handling and completion factor.

“These financial and operating results are not only the best in US Airways’ history but also among the very best in the industry, proving that US Airways is well-positioned for the remainder of 2012 and beyond,” concluded Parker.

Revenue and Cost Comparisons

Strong passenger demand and record passenger yields led to improved revenue performance. Total revenues in the second quarter were a record $3.8 billion, up 7.2 percent versus the second quarter 2011 on a 1.0 percent increase in total available seat miles (ASMs). Total revenue per ASM was a record 16.30 cents, up 6.1 percent versus the same period last year, driven by a 7.4 percent increase in passenger yields.

Total operating expenses in the second quarter were $3.4 billion, up 0.7 percent over the same period last year. Mainline cost per available seat mile (CASM) was 13.14 cents, down 0.1 percent on a 1.4 percent increase in mainline ASMs. Total average fuel price per gallon fell 3.5 percent versus last year, to $3.18 per gallon. Excluding special charges, fuel, and profit sharing mainline CASM was 8.25 cents, up 1.1 percent versus the same period last year. Express CASM excluding special charges and fuel was 14.19 cents, down 0.1 percent on a 1.1 percent decrease in Express ASMs.

Liquidity

As of June 30, 2012, the Company had $2.9 billion in total cash and investments, of which $393 million was restricted. That is up from $2.6 billion, of which $388 million was restricted, on June 30, 2011.

During the second quarter, the Company completed an enhanced equipment trust certificate offering in the aggregate face amount of approximately $623 million. The proceeds were used to refinance two Airbus aircraft owned by US Airways and to finance the Company’s purchase of twelve Airbus aircraft scheduled to be delivered from Sept. 2012 to March 2013 with the remaining balance used for general corporate purposes.

Special Charges

The Company recognized $15 million of net special charges in the second quarter of 2012. This included $9 million of net operating expense primarily related to corporate transaction and auction rate securities arbitration costs and a gain on a vendor settlement and a $3 million charge associated with the ratification of a new fleet and passenger services contract at Piedmont, a wholly-owned Express subsidiary. In addition, the Company recorded $3 million in nonoperating expense related to debt pre-payment penalties and non-cash write-offs of certain debt issuance costs.

Notable Accomplishments

Awards and Recognition

•

Was the only airline named one of the top 40 Best for Vets employers for 2012 among 1,000 major corporations surveyed by Military Times Edge. For the second year in a row, the magazine recognized US Airways for its policies and programs to recruit and retain military veterans and to accommodate and support deployments by employees who serve in the National Guard and on reserve duty.

•	Shared more than $260,000 with employees in the Company’s “Above and Beyond” program. The program allows US Airways’ most frequent flyers and its employees at the manager level and above to submit coupons recognizing employees for providing excellent customer service in the air and on the ground. Since launching the program in 2006, the airline has received nearly 270,000 A&B coupons and has awarded more than $6 million to more than 8,000 employees.

Marketing and Customer Enhancements

•

Began connecting its customers in San Diego, Cincinnati and Des Moines, Iowa with the launch of new daily, nonstop flights to Washington, D.C.’s Reagan National Airport. Business, government and leisure travelers in all three communities have nonstop access to the nation’s capital’s downtown airport and connections to other destinations throughout the East Coast with the new flights.

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Announced its “30 Days for D.C.” campaign, which is the airline’s way of thanking its customers for embracing its new service between Washington’s downtown airport and 22 new communities in the U.S. and Canada. Service to 17 new communities began last spring and on July 11, the airline began service between Reagan National and Augusta, Ga., Minneapolis, Fayetteville, Ark., Montreal, Quebec and Toronto, Ontario. To support the expanded service, US Airways has added 100 new jobs at Reagan National, is adding three new gates on the Center Pier and will open a new US Airways Club, its second in the airport, conveniently located near the new departure gates.

•

Launched the PreferredAccess program, which offers customers the option to breeze through the airport and onto the aircraft. Customers checking in online can purchase PreferredAccess and receive priority check-in, security lanes and boarding, where available. The same benefits continue to be complimentary to Preferred members of Dividend Miles, US Airways’ frequent flyer program.

•

Started TSA Pre✓™ operations at Washington’s Reagan National Airport. Select US Airways frequent flyers and members of U.S. Customs and Border Protection (CBP) Trusted Traveler program are now eligible to participate in the expedited screening initiative. TSA Pre✓™ recently launched in the airline’s Charlotte, N.C. hub and will expand to its Philadelphia and Phoenix hubs in the third quarter.

•

Completed installation of the Envoy Suite on all wide-body Airbus aircraft. Every fully adjustable seat in US Airways’ trans-Atlantic business class, Envoy, reclines into a comfortable fully flat bed. Also, each seat has direct aisle access and is angled away from the aisle for privacy.

•

Resumed seasonal service from Philadelphia to Athens, Greece; Barcelona, Spain, Glasgow, Scotland, and Lisbon, Portugal and Charlotte to Dublin, Ireland and Madrid, Spain. The airline also added an additional daily flight this summer to Frankfurt, Germany from Philadelphia and Charlotte.

Labor Relations

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Announced that the Company’s fleet and passenger service employees at Piedmont Airlines, a wholly owned subsidiary of US Airways, voted to ratify a new collective bargaining agreement. The new four-and-a-half year agreement was ratified by Piedmont Airlines’ more than 3,000 employees, who are represented by the Communications Workers of America (CWA).

Corporate Citizenship

•

Welcomed a new partner to its “Miles of Hope” program with the addition of the national nonprofit organization Keep America Beautiful. Miles of Hope gives Dividend Miles members the opportunity to donate their unused miles to five nonprofit organizations. Nearly 900 million miles have been donated since the Miles of Hope program began in 1998.

•

Awarded a total of $325,000 in grants from the US Airways Community Foundation to four nonprofit organizations for the spring funding period. Grants were provided to nonprofit organizations located in and providing services in the airline’s hub and focus cities of Charlotte, Phoenix, Philadelphia and Washington, D.C.

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Honored, along with firm Urban Engineers, with an Engineering Excellence Award from the American Council of Engineering Companies for the airline’s state-of-the-art ground service equipment maintenance facility at Philadelphia. The building opened in September and is the only LEED (Leadership in Energy and Environmental Design) Silver-certified building at Philadelphia International Airport.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >>Investor Relations tab. An archive of the call/webcast will be available in the Investor Relations portion of the Web site through August 25.

2012 Investor Guidance

The Company will also update its investor relations guidance on its Web site (www.usairways.com) immediately following its 12:30 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding special charges, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its web site. This update will also include the airline’s capacity, fleet plan and estimated capital spending for the remainder of 2012.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 20,500 daily flights to 1,293 airports in 190 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best of Vets employer in 2011 and 2012. US Airways was the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report for 2010 and 2011. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCF)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports or focus city; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2012 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

US Airways Group, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,
	2012	2011		2012	2011	Percent Change
Operating revenues:
Mainline passenger	$2,446	$2,280	7.3	$4,562	$4,180	9.1
Express passenger	916	835	9.6	1,680	1,520	10.5
Cargo	39	43	(10.7)	79	86	(8.4)
Other	353	345	2.7	700	678	3.1

Total operating revenues	3,754	3,503	7.2	7,021	6,464	8.6

Operating expenses:
Aircraft fuel and related taxes	906	948	(4.4)	1,766	1,682	5.0
Salaries and related costs	674	577	16.8	1,279	1,149	11.3
Express expenses:
Fuel	282	287	(2.0)	558	530	5.4
Other	521	524	(0.5)	1,047	1,053	(0.5)
Aircraft rent	161	163	(1.1)	323	327	(1.2)
Aircraft maintenance	172	181	(4.6)	336	344	(2.5)
Other rent and landing fees	132	145	(9.1)	272	274	(0.8)
Selling expenses	126	120	4.5	237	220	7.4
Special items, net	9	6	34.6	11	9	20.9
Depreciation and amortization	61	59	4.2	122	119	3.0
Other	306	316	(3.1)	607	619	(1.9)

Total operating expenses	3,350	3,326	0.7	6,558	6,326	3.7

Operating income	404	177	nm	463	138	nm

Nonoperating income (expense):
Interest income	—	1	(75.1)	1	2	(73.9)
Interest expense, net	(85)	(79)	7.2	(167)	(156)	7.0
Other, net	(13)	(7)	66.0	58	(7)	nm

Total nonoperating expense, net	(98)	(85)	13.9	(108)	(161)	(32.9)

Income (loss) before income taxes	306	92	nm	355	(23)	nm

Income tax provision	—	—	—	—	—	—

Net income (loss)	$306	$92	nm	$355	$(23)	nm

Earnings (loss) per common share
Basic	$1.89	$0.57		$2.19	$(0.14)

Diluted	$1.54	$0.49		$1.82	$(0.14)

Shares used for computation (in thousands):
Basic	162,310	162,016		162,220	161,953

Diluted	203,981	202,106		202,997	161,953

Note: Percent change may not recalculate due to rounding.

US Airways Group, Inc.

Operating Statistics

	3 Months Ended June 30,				6 Months Ended June 30,
	2012	2011	Change		2012	2011	Change
Mainline
Revenue passenger miles (millions)	16,403	16,260	0.9%		30,704	29,830	2.9%
Available seat miles (ASM) (millions)	19,387	19,116	1.4%		37,105	36,151	2.6%
Passenger load factor (percent)	84.6	85.1	(0.5	) pts	82.7	82.5	0.2	pts
Yield (cents)	14.91	14.02	6.3%		14.86	14.01	6.0%
Passenger revenue per ASM (cents)	12.62	11.93	5.8%		12.30	11.56	6.3%

Passenger enplanements (thousands)	13,902	13,799	0.8%		27,188	26,303	3.4%
Departures (thousands)	115	116	(0.7)%		229	228	0.6%
Aircraft at end of period	339	338	0.3%		339	338	0.3%

Block hours (thousands)	313	320	(2.2)%		612	614	(0.3)%
Average stage length (miles)	1,025	1,017	0.8%		990	982	0.8%
Average passenger journey (miles)	1,738	1,722	0.9%		1,674	1,661	0.8%
Fuel consumption (gallons in millions)	286	288	(0.5)%		550	543	1.2%
Average aircraft fuel price including related taxes (dollars per gallon)	3.17	3.29	(3.9)%		3.21	3.10	3.7%
Full-time equivalent employees at end of period	31,467	31,321	0.5%		31,467	31,321	0.5%

Operating cost per ASM (cents)	13.14	13.15	(0.1)%		13.35	13.12	1.7%
Operating cost per ASM excluding special items (cents)	13.09	13.12	(0.2)%		13.32	13.10	1.7%
Operating cost per ASM excluding special items and fuel (cents)	8.42	8.16	3.1%		8.56	8.44	1.4%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.25	8.16	1.1%		8.47	8.44	0.3%

Express*
Revenue passenger miles (millions)	2,803	2,850	(1.6)%		5,262	5,288	(0.5)%
Available seat miles (millions)	3,649	3,688	(1.1)%		7,078	7,180	(1.4)%
Passenger load factor (percent)	76.8	77.3	(0.5	) pts	74.3	73.6	0.7	pts
Yield (cents)	32.68	29.32	11.5%		31.92	28.75	11.1%
Passenger revenue per ASM (cents)	25.10	22.65	10.8%		23.73	21.17	12.1%

Passenger enplanements (thousands)	7,304	7,410	(1.4)%		13,840	13,757	0.6%
Aircraft at end of period	288	281	2.5%		288	281	2.5%
Fuel consumption (gallons in millions)	88	88	0.2%		172	171	0.7%
Average aircraft fuel price including related taxes (dollars per gallon)	3.20	3.28	(2.2)%		3.25	3.10	4.6%

Operating cost per ASM (cents)	22.01	22.01	—%		22.68	22.04	2.9%
Operating cost per ASM excluding special items (cents)	21.91	22.01	(0.4)%		22.63	22.02	2.8%
Operating cost per ASM excluding special items and fuel (cents)	14.19	14.21	(0.1)%		14.74	14.64	0.7%

Total Mainline & Express
Revenue passenger miles (millions)	19,206	19,110	0.5%		35,966	35,118	2.4%
Available seat miles (millions)	23,036	22,804	1.0%		44,183	43,331	2.0%
Passenger load factor (percent)	83.4	83.8	(0.4	) pts	81.4	81.0	0.4	pts
Yield (cents)	17.50	16.30	7.4%		17.36	16.23	6.9%
Passenger revenue per ASM (cents)	14.59	13.66	6.8%		14.13	13.15	7.4%
Total revenue per ASM (cents)	16.30	15.36	6.1%		15.89	14.92	6.5%

Passenger enplanements (thousands)	21,206	21,209	—%		41,028	40,060	2.4%
Aircraft at end of period	627	619	1.3%		627	619	1.3%
Fuel consumption (gallons in millions)	374	376	(0.4)%		722	714	1.1%
Average aircraft fuel price including related taxes (dollars per gallon)	3.18	3.29	(3.5)%		3.22	3.10	3.9%

Operating cost per ASM (cents)	14.54	14.59	(0.3)%		14.84	14.60	1.7%
Operating cost per ASM excluding special items (cents)	14.49	14.56	(0.5)%		14.81	14.58	1.6%
Operating cost per ASM excluding special items and fuel (cents)	9.33	9.14	2.1%		9.55	9.47	0.8%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.19	9.14	0.5%		9.47	9.47	—%

* Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines, Chautauqua Airlines and SkyWest Airlines.

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended June 30,		6 Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of Net Income (Loss) Excluding Special Items	(In millions, except share and per share amounts)		(In millions, except share and per share amounts)
Net income (loss) as reported	$306	$92	$355	$(23)
Special items:
Special items, net (1)	9	6	11	9
Express operating special items, net (2)	3	—	3	1
Nonoperating special items, net (3)	3	8	(70)	8

Net income (loss) as adjusted for special items	$321	$106	$299	$(5)

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Basic and Diluted Earnings (Loss) Per Share As Adjusted for Special Items	2012	2011	2012	2011
Net income (loss) as adjusted for special items	$321	$106	$299	$(5)

Shares used for computation (in thousands):
Basic	162,310	162,016	162,220	161,953

Diluted	203,981	202,106	202,997	161,953

Earnings (loss) per share as adjusted for special items:
Basic	$1.98	$0.65	$1.85	$(0.03)

Diluted (4)	$1.61	$0.56	$1.55	$(0.03)

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Operating Income Excluding Special Items	2012	2011	2012	2011
Operating income as reported	$404	$177	$463	$138

Special items:
Special items, net (1)	9	6	11	9
Express operating special items, net (2)	3	—	3	1

Operating income as adjusted for special items	$416	$183	$477	$148

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Mainline only	2012	2011	2012	2011
Total operating expenses	$3,350	$3,326	$6,558	$6,326
Less express expenses:
Fuel	(282)	(287)	(558)	(530)
Other	(521)	(524)	(1,047)	(1,053)

Total mainline operating expenses	2,547	2,515	4,953	4,743

Special items, net (1)	(9)	(6)	(11)	(9)

Mainline operating expenses, excluding special items	2,538	2,509	4,942	4,734

Aircraft fuel and related taxes	(906)	(948)	(1,766)	(1,682)

Mainline operating expenses, excluding special items and fuel	1,632	1,561	3,176	3,052

Profit sharing	(33)	—	(33)	—

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,599	$1,561	$3,143	$3,052

(In cents)
Mainline operating expenses per ASM	$13.14	$13.15	$13.35	$13.12
Special items, net per ASM (1)	(0.05)	(0.03)	(0.03)	(0.03)

Mainline operating expenses per ASM, excluding special items	13.09	13.12	13.32	13.10
Aircraft fuel and related taxes per ASM	(4.67)	(4.96)	(4.76)	(4.65)

Mainline operating expenses per ASM, excluding special items and fuel	8.42	8.16	8.56	8.44
Profit sharing per ASM	(0.17)	—	(0.09)	—

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.25	$8.16	$8.47	$8.44

Note: Amounts may not recalculate due to rounding.

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Express only	2012	2011	2012	2011
Total express operating expenses	$803	$811	$1,605	$1,583

Express operating special items, net (2)	(3)	—	(3)	(1)

Express operating expenses, excluding special items	800	811	1,602	1,582

Aircraft fuel and related taxes	(282)	(287)	(558)	(530)

Express operating expenses, excluding special items and fuel	$518	$524	$1,044	$1,052

(In cents)
Express operating expenses per ASM	$22.01	$22.01	$22.68	$22.04

Express operating special items, net per ASM (2)	(0.09)	—	(0.05)	(0.01)

Express operating expenses per ASM, excluding special items	21.91	22.01	22.63	22.02

Aircraft fuel and related taxes per ASM	(7.72)	(7.80)	(7.89)	(7.38)

Express operating expenses per ASM, excluding special items and fuel	$14.19	$14.21	$14.74	$14.64

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Total Mainline and Express	2012	2011	2012	2011
Total operating expenses	$3,350	$3,326	$6,558	$6,326

Special items:
Special items, net (1)	(9)	(6)	(11)	(9)
Express operating special items, net (2)	(3)	—	(3)	(1)

Total operating expenses, excluding special items	3,338	3,320	6,544	6,316

Fuel:
Aircraft fuel and related taxes - mainline	(906)	(948)	(1,766)	(1,682)
Aircraft fuel and related taxes - express	(282)	(287)	(558)	(530)

Total operating expenses, excluding special items and fuel	2,150	2,085	4,220	4,104

Profit sharing	(33)	—	(33)	—

Total operating expenses, excluding special items, fuel and profit sharing	$2,117	$2,085	$4,187	$4,104

(In cents)
Total operating expenses per ASM	$14.54	$14.59	$14.84	$14.60
Special items per ASM:
Special items, net (1)	(0.04)	(0.03)	(0.03)	(0.02)
Express operating special items, net (2)	(0.01)	—	(0.01)	—

Total operating expenses per ASM, excluding special items	14.49	14.56	14.81	14.58

Fuel per ASM:
Aircraft fuel and related taxes - mainline	(3.93)	(4.16)	(4.00)	(3.88)
Aircraft fuel and related taxes - express	(1.22)	(1.26)	(1.26)	(1.22)

Total operating expenses per ASM, excluding special items and fuel	9.33	9.14	9.55	9.47

Profit sharing per ASM	(0.14)	—	(0.07)	—

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.19	$9.14	$9.47	$9.47

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

1)	The 2012 second quarter and six month periods consisted of $9 million and $11 million, respectively, in net special charges primarily related to corporate transaction and auction rate securities arbitration costs and a gain on a vendor settlement.

The 2011 second quarter and six month periods consisted of $6 million and $9 million, respectively, in net special charges primarily related to corporate transaction and auction rate securities arbitration costs.

2)	The 2012 second quarter and six month periods each consisted of $3 million in net special charges related to the ratification of a new Piedmont fleet and passenger services contract.

3)	The 2012 second quarter consisted of $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft. The 2012 six month period consisted of a $73 million gain associated with the slot transaction with Delta Air Lines, Inc., partially offset by the $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs discussed above. The Company closed the slot transaction in December 2011, which resulted in a gain of approximately $147 million that the Company fully deferred as of December 31, 2011 due to the DOT operating restrictions. The gain on the transaction is being recognized as the DOT operating restrictions lapse (March 2012 and July 2012). The Company will recognize the remaining gain (expected to approximate $74 million) in the third quarter of 2012.

The 2011 second quarter and six month periods each consisted of $6 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of five Airbus aircraft as well as $2 million of losses related to investments in auction rate securities.

4)	The 2012 second quarter and six month period diluted EPS excludes $8 million and $15 million of interest, net of profit sharing, respectively, related to the Company’s 7.25% and 7% convertible notes. The 2011 second quarter diluted EPS excludes $7 million of interest related to the Company’s 7.25% and 7% convertible notes.

US Airways Group, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$2,515	$1,947
Accounts receivable, net	428	327
Materials and supplies, net	258	235
Prepaid expenses and other	663	540

Total current assets	3,864	3,049
Property and equipment
Flight equipment	4,623	4,591
Ground property and equipment	962	907
Less accumulated depreciation and amortization	(1,617)	(1,501)

	3,968	3,997
Equipment purchase deposits	245	153

Total property and equipment	4,213	4,150
Other assets
Other intangibles, net	533	543
Restricted cash	393	365
Other assets	232	228

Total other assets	1,158	1,136

Total assets	$9,235	$8,335

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of debt and capital leases	$449	$436
Accounts payable	375	386
Air traffic liability	1,403	910
Accrued compensation and vacation	237	176
Accrued taxes	225	163
Other accrued expenses	1,067	1,089

Total current liabilities	3,756	3,160
Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	4,034	4,130
Deferred gains and credits, net	310	307
Employee benefit liabilities and other	624	588

Total noncurrent liabilities and deferred credits	4,968	5,025
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,128	2,122
Accumulated other comprehensive income	2	2
Accumulated deficit	(1,621)	(1,976)

Total stockholders’ equity	511	150

Total liabilities and stockholders’ equity	$9,235	$8,335